UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

Lumos Networks  Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35180 (Commission File Number)	80-0697274 (IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Lumos Networks Corp. (the “Company”) took the following actions:

2013 Incentive Payments

After review of the Company’s consolidated financial results for 2013 and taking into consideration the Company’s targets for 2013 with respect to revenues and “Adjusted EBITDA” (a non-GAAP measure defined as net income attributable to the Company before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income attributable to noncontrolling interests, other income or expenses, equity-based compensation charges, acquisition-related charges, amortization of actuarial losses on retirement plans, employee separation charges, restructuring-related charges, gain or loss on settlements and gain or loss on interest rate swap derivatives), and individual performance considerations, approved incentive payments under the 2013 Team Incentive Plan (the “2013 Plan”) for the following named executive officers: Timothy G. Biltz, President and Chief Executive Officer, $0; Harold L. Covert, Executive Vice President, Chief Financial Officer and Treasurer, $85,500; Joseph E. McCourt, Executive Vice President and Chief Revenue Officer, $73,500; and Mary McDermott, Senior Vice President, Legal and Regulatory Affairs and Secretary, $54,993.  Mr. Biltz had recommended to the Compensation Committee that in light of the Company’s mixed 2013 financial and operating results, he not receive an incentive payment and the Committee accepted his recommendation.  The incentive payment levels for the other executive officers were reduced to a 50% payout from the 93% payout that would otherwise have been paid based on the Company’s achievement of the 2013 Plan’s targets.

2014 Base Salary

After considering the Company’s performance in 2013 as well as a competitive market review of base salary, determined not to adjust base salary levels from the prior year for any of the named executive officers.

2014 Incentive Plan

Approved the 2014 Team Incentive Plan (the “2014 Plan”). The 2014 Plan establishes performance measures tied to revenues and Adjusted EBITDA for fiscal 2014 incentive payouts, as well as individual performance considerations, for the Company’s executive officers, including its named executive officers.  Payments to executive officers under the 2014 Plan would be made in Company common stock and/or cash as determined by the Committee.

After considering a competitive market review of cash incentive payments as a percentage of base salary, determined not to adjust the target incentive opportunity as a percentage of salary for any of the named executive officers.

In light of the equity awards granted in 2013, the Compensation Committee did not grant any equity awards to the named executive officers for 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 25, 2014

LUMOS NETWORKS CORP.

By: /s/ Harold L. Covert
Harold L. Covert Executive Vice President, Chief Financial Officer and Treasurer